Exhibit 3.925

File Number: 200422312934
LC0604034
Date Filed: 08/10/2004
Matt Blunt
Secretary of State

State of Missouri
Matt Blunt, Secretary of State

Corporations Division
P.O. Box 778 / 600 W. Main Street, Rm 322
Jefferson City, MO 65102

Articles of Organization
(Submit in duplicate with filing fee of $105)
1.	The name of the limited liability company is:

St. Joseph Landfill, LLC (Must Include “Limited Liability Company,” “Limited Company,” “LC,” “LC.,” “L.L.C.,” or “LLC”)
2.	The purpose(s) for which the limited liability company is organized:

non-hazardous solid waste management
3.	The name and address of the limited liability company’s registered agent in Missouri is:

C T Corporation System	120 South Central Avenue	Clayton, MO 63105

Name	Street Address: May not use P.O. Box unless street address also provided	City/State/Zip
4.	The management of the limited liability company is vested in one or more managers. ☐ Yes ☑ No

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual:

perpetual (The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)

6.	The name(s) and street address(es) of each organizer (Post Office box alone not acceptable):

Allied Waste North America, Inc., Sole Member, 15880 N Greenway-Hayden Loop, #100, Scottsdale, Arizona 85260

7.	For tax purposes, is the limited liability company considered a corporation? ☐ Yes ☑ No

8.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you

indicate a future date, as follows:	date filed by the Secretary of State of Missouri

(Date may not be more than 90 days after the filing date in this office)
In Affirmation thereof, the facts stated above are true:

/s/ Jo Lynn White	Jo Lynn White, Asst Secretary of Sole Mbr	August 9, 2004

(Organizer Signature)	(Printed Name)	(Date)

(Organizer Signature)	(Printed Name)	(Date)

(Organizer Signature)	(Printed Name)	(Date)
LLC-1 (12/02)
MO051 — 10/22/2003 C T System Online